EXHIBIT 99.1

Contact:	George Rosenbaum, Chief Financial Officer (702) 966-7400
NEWS RELEASE
Western Liberty Bancorp Announces Strategic Moves to Enhance Shareholder Value and Boost Reserves
Las Vegas, NV — June 22, 2011—Western Liberty Bancorp, Inc. (NASDAQ: WLBC), the holding company for Service1st Bank of Nevada (Service1st Bank), today reported it has taken a number of steps to improve shareholder value by exploring potential business changes, initiating a share repurchase program in accordance with current SEC guidance, and also boosting reserves for possible loan losses.
Enhanced Valuation — Engaged Sandler O’Neill + Partners, L.P.
Western Liberty has engaged Sandler O’Neill + Partners, L.P. as its financial advisor on strategic alternatives for maximizing shareholder value, which could include a sale or other business combinations. “We have an abundance of capital at the holding company level and more than adequate liquidity and strong capital at the bank. We believe neither of these strengths are reflected in our current market value,” said Michel B. Frankel, Chairman of the Board. “We believe there are many ways we can improve our value with the help of the professionals at Sandler O’Neill + Partners, L.P., which include sale transactions, merger possibilities, and share repurchases. We are exploring these alternatives and will work to accomplish a mutually beneficial outcome for our shareholders, employees and customers.”
Additions to Loan Loss Reserves
“While we made progress in several areas during the quarter in managing asset quality, our problem assets remain a primary focus,” said William Martin, Chief Executive Officer. “The deterioration of a few large loans in the second quarter will require us to add a substantial provision for loan losses, which we currently estimate to be between $4 million and $5 million, based on the information we have as of June 21, 2011. Even with this substantial increase in provision expense, we continue to have strong capital ratios, and our tangible book value is expected to remain well above $5 per share.”
About Western Liberty Bancorp
Western Liberty Bancorp is a Nevada bank holding company which conducts operations through Service1st Bank of Nevada, its wholly owned banking subsidiary. Service1st Bank operates as a traditional community bank and provides a full range of deposit, lending and other banking services to locally-owned businesses, professional firms, individuals and other customers from its headquarters and two retail banking facilities located in the greater Las Vegas area. Services provided include: basic commercial and consumer depository services, commercial working capital and equipment loans, commercial real estate loans, and other traditional commercial banking services. Primarily all of the bank’s business is generated in the Nevada market.
www.westernlibertybank.com
FORWARD LOOKING STATEMENTS
This release may contain “forward-looking statements” that are subject to risks and uncertainties. Readers should not place undue reliance on forward-looking statements, which reflect management’s views only as of the date hereof. All statements, other than statements of historical fact, regarding our financial position, business strategy and management’s plans and objectives for future operations are forward-looking statements. When used in this report, the words “anticipate,” “believe,” “estimate,” “expect,” and “intend” and words or phrases of similar meaning, as they relate to Western Liberty or management, are intended to help identify forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Although we believe that management’s expectations as reflected in forward-looking statements are reasonable, we cannot assure readers that those expectations will prove to be correct. Forward-looking statements are subject to various risks and uncertainties that may cause our actual results to differ materially and adversely from our expectations as indicated in the forward-looking statements. These risks and uncertainties include our ability to maintain or expand our market share or net interest margins, and to implement our marketing and growth strategies. Further, actual results may be affected by our ability to compete on price and other factors with other financial institutions; customer acceptance of new products and services; the regulatory environment in which we operate; and general trends in the local, regional and national banking industry and economy as those factors relate to our cost of funds and return on assets. In addition, there are risks inherent in the banking industry relating to collectability of loans and changes in interest rates. Many of these risks, as well as other risks that may have a material adverse impact on our operations and business, are identified in our other filings with the SEC. However, you should be aware that these factors are not an exhaustive list, and you should not assume these are the only factors that may cause our actual results to differ from our expectations.
Note Transmitted on GlobeNewswire on June 22, 2011, at 5:30 a.m. Pacific Daylight Time